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                           CERTIFICATE OF CORRECTION
                      FILED TO CORRECT A CERTAIN ERROR IN
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              HANOVER DIRECT, INC.
                             FILED IN THE OFFICE OF
                       THE SECRETARY OF STATE OF DELAWARE
                              ON OCTOBER 31, 1996


           Hanover Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       1. The name of the Corporation is Hanover Direct, Inc.

       2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on April 15, 1993, a Certificate of Designation of Series B Convertible Additional Preferred Stock was filed by the Secretary of State of Delaware on May 23, 1995 and a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on October 31, 1996 and that said Restated Certificate of Incorporation, restating among other things said Certificate of Designation, requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

       3. The inaccuracy or defect of said Restated Certificate to be corrected is that the words "stated value" were inadvertently omitted from the second sentence of Article FOURTH, Section 6(j) thereof, and in their place, the words "Series B Conversion Price" were included.

       4. The second sentence of Article FOURTH, Section 6(j) of the Restated Certificate is corrected to read as follows:

                  "If the shares of Series B Preferred to be redeemed are to be paid in cash, the redemption price per share shall be equal to the stated value on the Series B Redemption Date."









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           IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed by Rakesh K. Kaul, its President and Chief Executive Officer, this 26th day of August, 1999.

                                      HANOVER DIRECT, INC.

                                      By: /s/ RAKESH K. KAUL
                                          ---------------------
                                          Rakesh K. Kaul
                                          President and Chief Executive Officer